Exhibit 3.296

BYLAWS

OF

SHERIDAN HEALTHCARE OF TEXAS, P.A.

-i-

4.17	Loans	8
4.18	Interested Directors, Officers and Shareholders	8

ARTICLE 5. COMMITTEES		9

5.01	Executive and Other Committees	9
5.02	Term of Office; Removal; Resignation	10
5.03	Change in Number	10
5.04	Vacancies	10
5.05	Chairman	10
5.06	Meetings	10
5.07	Quorum	10
5.08	Rules; Procedure	10

ARTICLE 6. OFFICERS		10

6.01	Number and Qualifications	10
6.02	Authority	11
6.03	Election and Term of Office	11
6.04	Removal	11
6.05	Resignation	11
6.06	Vacancies	11
6.07	Chairman of the Board	11
6.08	President	11
6.09	Vice Presidents	12
6.10	Secretary	12
6.11	Treasurer	13
6.12	Assistant Secretaries	14
6.13	Assistant Treasurers	14
6.14	Compensation	14
6.15	Sureties and Bonds	14

ARTICLE 7. INDEMNIFICATION; INSURANCE		14

7.01	Indemnification	14
7.02	Insurance	15

ARTICLE 8. ISSUANCE AND TRANSFER OF SHARES		15

8.01	Certificates for Shares	15
8.02	Issuance	15
8.03	Payment for Shares.	15
8.04	Issuance and Transfer of Shares	15
8.05	Registers, Shareholders	16
8.06	Lost, Stolen or Destroyed Certificates	16
8.07	Registration of Transfer	16
8.08	Preemptive Rights	17
8.09	Restrictive Legends	17

-ii-

ARTICLE 9. TELEPHONE PARTICIPATION IN MEETINGS; ACTIONS WITHOUT A MEETING		18

9.01	Telephone-Participation-in Meetings	18
9.02	Actions Without a Meeting	18

ARTICLE 10. ASSOCIATION RECORDS		18

10.01	Minute Book	18
10.02	Books of Account	19
10.03	Share Register	19

ARTICLE 11. GENERAL PROVISIONS		19

11.01	Fiscal Year	19
11.02	Checks, Drafts, etc	19
11.03	Dividends	19
11.04	Amendment of Bylaws	19
11.05	Seal	19
11.06	Notices; Waiver of Notices	19
11.07	Construction	20
11.08	Table of Contents; Headings	20

-iii-

BYLAWS

OF

SHERIDAN

HEALTHCARE OF TEXAS, P.A.

ARTICLE1

DEFINITIONS

When used in these Bylaws, the following terms shall have the respective meanings specified in this Article 1:

“Articles of Association” means the articles of association of the Association filed with the Secretary of State of Texas, as amended from time to time.

“Association” means Sheridan HealthCare of Texas, P.A., a Texas professional association.

“Board of Directors” means those persons from time to time serving as directors of the Association.

“Bylaws” means these bylaws, as amended from time to time.

“Chairman of the Board” means the person elected to the office of chairman of the board to perform the duties described in Section 6.07, hereof, if such office is filled.

“Chief Executive Officer” means the Chairman of the Board (if the office of chairman of the board is filled) or, in his absence or inability or refusal to act, the President.

“Director” means each person serving on the Board of Directors.

“President” means the person elected to the office of president to perform the duties described in Section 6.08 hereof.

“Secretary” means the person elected to the office of secretary to perform the duties described in Section 6.10 hereof.

“Senior Officers” means the Chairman of the Board (if the office of chairman of the board is filled) and the President.

“Shareholder” means each holder of shares of ownership of the Association.

“Treasurer” means the person elected to the office of treasurer to perform the duties described in Section 6.11 hereof.

“Vice President” means a person elected to the office of vice president to perform the duties described in Section 6.09 hereof, and “Vice Presidents” means all the persons elected to the office of vice president to perform the duties described in Section 6.09 hereof.

ARTICLE 2

OFFICES

2.01 Principal and Other Offices. The principal office of the Association shall be located at such location as the Board of Directors may from time to time designate. If no location is so designated, the Association’s principal office shall be the same as its registered office.

2.02 Registered Office and Agent. The Association shall have and continuously maintain in the State of Texas:

(a) a registered office which may be, but need not be, the same as its principal place of business; and

(b) a registered agent who has a business office identical to such registered office and who is either an individual resident of the State of Texas or a Texas corporation, or a foreign corporation authorized to transact business in the State of Texas.

2.03 Initial Registered Office and Agent. The address of the initial registered office and the name of the initial registered agent are as set forth in the Articles of Association.

ARTICLE 3

SHAREHOLDERS

3.01 Qualifications. No person may be a Shareholder of this Association unless he is duly licensed or otherwise legally qualified to practice medicine in the State of Texas.

3.02 Annual Meetings. The annual meeting of the Shareholders shall be held during the fourth month following the close of the fiscal year. At such meeting, the Shareholders shall elect the Directors to serve for the ensuing year, and transact any other business as may lawfully come before the meeting. In the event that such annual meeting is not held within such month, the Board of Directors shall prescribe the date and time for the annual meeting to be held as soon thereafter as practicable, and any business transacted or elections held at such meeting shall be valid as if transacted or held during such month.

3.03 Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by a Senior Officer or by the Board of Directors and shall be called by the President at the request of the holders of not less than ten (10%) percent of all of the issued and outstanding shares of stock entitled to vote at the meeting. Any person or persons entitled to call a special meeting of Shareholders may do so only by written request sent by registered or certified mail or delivered in person to a Senior Officer or the Secretary. The officer receiving the written request shall cause proper notice of the meeting to be promptly given in the manner hereinafter provided to all Shareholders entitled to vote at the meeting. Nothing contained in this Section 3.03 shall be construed as limiting, fixing, or affecting the time or date when a meeting of Shareholders called by action of the Board of Directors may be held.

3.04 Place of Meetings. Annual meetings of the Shareholders and special meetings of the Shareholders called by the Board of Directors shall be held at the principal office of the

Association or at such place within or without the State of Texas as shall be designated by the Board of Directors in the notice of the meeting. Special meetings of the Shareholders which are called by persons other than the Board of Directors shall be held at the principal office of the Association or at such place, within or without the State of Texas, as is designated as the place for the holding of such meeting in a waiver of notice signed by all Shareholders entitled to vote at the meeting.

3.05 Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (except as otherwise provided by law) nor more than sixty (60) days before the date of the meeting, personally, by mail addressed to the Shareholder at his address as it appears on the share transfer books of the Association with postage thereon prepaid, or by telegram by or at the direction of a Senior Officer, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting.

3.06 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders has been made as provided in this Section 3.06, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer books and the stated period of closing has expired.

3.07 Voting Lists. At least ten (10) days before each meeting of Shareholders, the officer or agent having charge of the share transfer books for shares of the Association shall make a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Association and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

3.08 Quorum. The holders of a majority of the issued and outstanding shares of the Association entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at meetings of Shareholders. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

3.09 Manner of Acting. When a quorum is present at a meeting, the vote of the holders of a majority of the shares entitled to vote at such meeting, present in person or represented by proxy, shall decide any question brought before the meeting.

3.10 Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary before or at the beginning of the meeting, and the chairman of the meeting, as designated by these Bylaws, shall determine the validity of any such proxy or shall appoint an inspector or inspectors to do so. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. A revocable proxy given by a Shareholder shall be revoked automatically by the presence of the Shareholder giving said proxy at a meeting for actions voted upon at such meeting.

3.11 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders, except to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Association. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

3.12 Voting of Shares by Certain Holders. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name.

3.13 Voting for Directors. Directors shall be elected by a majority of the votes cast at a meeting of the Shareholders by the holders of shares entitled to vote in the election. No Shareholder shall have the right to cumulate his vote at any election for Directors.

3.14 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chief Executive Officer, or, in his absence, inability or refusal to act, by a chairman designated by the Board of Directors or designated by the President if the Board of Directors fails to designate a chairman in the absence of the President. The Secretary or, in his absence, inability, or refusal to act, an assistant secretary or, if no such officer is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The chairman of the meeting shall appoint the inspectors, if any, of the election.

3.15 Order of Business. The order of business at all annual and special meetings of the Shareholders, so far as practicable, shall be as follows unless changed by the Board of Directors:

(a) Call to order.

(b) Presentation of proof of due notice of the meeting (or waiver thereof).

(c) Roll call.

(d) Presentation and examination of all proxies.

(e) Announcement of a quorum.

(f) Appointment (if any) of inspectors of election.

(g) Reading (or waiver thereof) and approval of the minutes of the previous meeting.

(h) Announcements.

(i) Reports of officers and committees.

(j) Unfinished business.

(k) Nomination of Directors.

(l) Election of Directors.

(m) Other new business.

(n) Adjournment.

ARTICLE 4

BOARD OF DIRECTORS

4.01 General Powers. The business and affairs of the Association and all powers of the Association shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Association, or these Bylaws as to action that requires authorization or approval by the Shareholders.

4.02 Number; Qualifications; Election; Term. The Board of Directors shall consist of two (2) Directors. Directors shall be Shareholders and shall be duly licensed or otherwise legally qualified to practice medicine in the State of Texas. At each annual meeting of the Shareholders, the Shareholders shall elect Directors to hold office until the next annual meeting. Each Director shall hold office until his successor shall be duly elected and shall qualify or until his death, resignation or his removal from office in the manner hereinafter provided or until his failure to meet the qualification requirements for a Director as set forth in this Section 4.02.

4.03 Change in Number. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. The election of a lesser number of Directors than the number last fixed by resolution of the Board of Directors shall be deemed to decrease automatically the number of Directors to the number elected. Any directorship to be filled by reason of an increase in the number of Directors may be filled at a meeting of the Board of Directors by the affirmative vote of the Board of Directors for a term of office continuing only until the next election of Directors by the Shareholders (provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of Shareholders) or by the Shareholders at an annual or special meeting called for that purpose. Failure of the Shareholders and the Board of Directors to fill a vacancy or vacancies by the first meeting, special or annual, of the Shareholders after the occurrence of such vacancy or vacancies shall reduce automatically the number of Directors by the number of vacancies not filled.

4.04 Removal. At any meeting of Shareholders called expressly for that purpose, the entire Board of Directors, or any individual Director, may be removed from office, with or without cause and without notice or hearing, by the vote of the Shareholders holding a majority of the issued and outstanding shares entitled to vote at an election of Directors. In the event the entire Board of Directors or any one or more Directors are removed, new Directors may be elected at the same meeting of the Shareholders for the unexpired term of the Director or Directors so removed. Unless the Shareholders provide otherwise, failure to elect Directors to fill the unexpired term of the Director or Directors so removed shall be deemed to reduce automatically the number of directorships by the number of Directors so removed and for whom new Directors are not elected.

4.05 Resignation. Any Director may resign at any time by giving written notice to the Board of Directors or to a Senior Officer or to the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof and acceptance of the resignation shall not be necessary to make it effective.

4.06 Vacancies. Any vacancy occurring in the Board of Directors may be filled at any subsequent meeting of the Board of Directors following the occurrence of the vacancy by the affirmative vote of a majority of the remaining Directors though less than a quorum, or by the Shareholders at an annual or special meeting of the Shareholders called for that purpose. A Director appointed or elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

4.07 Annual Meetings. The annual meeting of the Board of Directors shall be held at the same place as and immediately following the adjournment of the annual meeting of the Shareholders. No notice shall be required of the annual meeting. At such meeting, the Board of Directors shall elect the officers of the Association and may transact any other business as may lawfully come before the meeting.

4.08 Regular Meetings. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than that provided by the adoption of such resolution.

4.09 Special Meetings. Special meetings of the Board of. Directors may be called by or at the request of a Senior Officer or any of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by them.

4.10 Place of Meetings. Meetings of the Board of Directors, annual, regular or special, may be held within or without the State of Texas.

4.11 Notice of Meetings. Annual and regular meetings of the Board of Directors may be held without notice as provided in these Bylaws. Notice of any special meeting of the Board of Directors shall be given no less than three (3) days prior to the meeting by written notice delivered personally or mailed to each Director at his business or residence address, or by telegram. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.12 Quorum. A majority of the number of Directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum is present.

4.13 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or by the Articles of Association or by these Bylaws. Any reference in these Bylaws to any action taken by the Board of Directors shall mean the act of the majority of the Directors present at a meeting at which a quorum is present unless otherwise expressly provided.

4.14 Order of Business. The suggested order of business at meetings of the Board of Directors shall be as follows:

(a) Call to order.

(b) Presentation of proof of due notice of the meeting, if required by these Bylaws (or waiver thereof).

(c) Announcement of a quorum.

(d) Reading (or waiver thereof) and approval of minutes of previous meeting.

(e) Announcements.

(f) Reports of officers.

(g) Reports of committees.

(h) Unfinished business.

(i) New business (including, if applicable, election of officers and declaration of dividends).

(j) Adjournment.

4.15 Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Association in any other capacity and receiving compensation therefor. Members of executive, special or standing committees may, by resolution of the Board of Directors, be allowed compensation as set by the Board of Directors for attending committee meetings.

4.16 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

4.17 Loans. The Board of Directors shall have the power to lend money in furtherance of any of the purposes of the Association; to invest the funds of the Association from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

4.18 Interested Directors, Officers and Shareholders. No contract or transaction between the Association and one or more of its Directors, officers, or Shareholders, or between the Association and any other association, corporation, partnership or other organization in which one or more of its Directors, officers, or Shareholders are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Director, officer, or Shareholder is present at or participates in the meeting of the Board of Directors, a committee thereof, or Shareholders which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

(c) the contract or transaction is fair as to the Association as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the Shareholders.

Interested Directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors, a committee thereof, or Shareholders which authorizes the contract or transaction.

ARTICLE 5

COMMITTEES

5.01 Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Association, except that no such committee shall have the authority of the Board of Directors with respect to the following:

(a) amending the Articles of Association;

(b) approving a plan of merger or consolidation;

(c) recommending to the Shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business;

(d) recommending to the Shareholders a voluntary dissolution of the Association or the revocation thereof;

(e) amending, altering, or repealing these Bylaws or adopting new bylaws;

(f) filling vacancies in the Board of Directors or any such committee;

(g) filling any directorship to be filled by reason of an increase in the number of Directors;

(h) electing or removing officers or members of any such committee;

(i) fixing the compensation of any member of such committee;

(j) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

(k) declaring a dividend; or

(l) authorizing the issuance of shares of the Association.

The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

5.02 Term of Office; Removal; Resignation. Each member of a committee shall serve at the pleasure of the Board of Directors and may be removed, with or without cause and without notice or hearing, by the Board of Directors whenever in its judgment the best interest of the Association will be served thereby. Any member of a committee may resign at any time by giving written notice to the Board of Directors and such resignation shall take effect upon receipt thereof, unless otherwise specified therein, and acceptance of such resignation shall not be necessary to make it effective. In the event a committee member ceases to be a Director for any reason whatsoever, his membership on the committee shall immediately terminate.

5.03 Change in Number. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the full Board of Directors.

5.04 Vacancies. Vacancies in the membership of any committee may be filled by appointment of the Board of Directors in the manner provided for the original designation in Section 5.01.

5.05 Chairman. One member of each committee shall be appointed chairman of such committee by the Board of Directors.

5.06 Meetings. The time, place, and notice (if any) of committee meetings shall be determined by each committee.

5.07 Quorum. Unless otherwise provided in the resolution of the Board of Directors designating a committee, a majority of the full committee shall constitute a quorum, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

5.08 Rules; Procedure. Each committee may adopt rules for its own government not inconsistent with the law, these Bylaws, or with rules adopted for such committee by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE 6

OFFICERS

6.01 Number and Qualifications. The officers of the Association shall be a president, a vice-president, a treasurer and a secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint, at its option, a chairman of the board, additional vice presidents (the number thereof to be determined by the Board of Directors), and such other officers and assistant officers as may be deemed necessary. Any two (2) or more offices may be held by the same person, provided that the President and the Secretary shall not be the same person unless the Association has only one Shareholder. All officers of the Association shall be Shareholders and shall be and continuously remain duly licensed or otherwise legally qualified to practice medicine in the State of Texas. Officers need not be Directors except that the President shall be a Director.

6.02 Authority. All officers and agents of the Association shall have full authority to perform such duties in the management of the Association as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.03 Election and Term of Office. The officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until his resignation or his removal from office in the manner hereinafter provided or until his failure to meet the qualification requirements for officers as set forth in Section 6.01.

6.04 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause and without notice or hearing, by the vote of the Board of Directors whenever in its judgment the best interest of the Association will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create any contractual rights. Written notice of the removal of an officer or agent shall be delivered personally or by certified mail directly to such officer’s or agent’s last known address.

6.05 Resignation. Any officer may resign at any time by giving oral or written notice to the Board of Directors or to a Senior Officer or to the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof and acceptance of such resignation shall not be necessary to make it effective.

6.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

6.07 Chairman of the Board. The Chairman of the Board, if one is elected by the Board of Directors, shall be the chief executive officer of the Association, shall preside at all meetings of the Shareholders and of the Board of Directors and at all meetings of committees for which no other chairman has been designated by the Board of Directors, shall have general control of the business and affairs of the Association, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. The Chairman of the Board, if one is elected, shall be a Director.

6.08 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall have general and active management and control of the business and affairs of the Association, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. If no Chairman of the Board has been elected, the President shall be the chief executive officer. Within this authority and in the course of his duties, the President shall:

(a) have all the powers and functions of the Chairman of the Board during his absence, disability, or refusal to act, or in the absence of the establishment of such an office by the Board of Directors;

(b) sign all certificates of shares of the Association, in conjunction with the Secretary or assistant secretary, unless otherwise ordered by the Board of Directors;

(c) when authorized by the Board of Directors or required by law, execute, in the name of the Association, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing and, unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Association’s business may require; and

(d) appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Association other than the duly appointed officers, subject to the approval of the Board of Directors, and supervise, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the Association.

6.09 Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the Association. Any Vice President shall perform such other duties as from time to time may be assigned to him by a Senior Officer or by the Board of Directors.

6.10 Secretary. The Secretary shall:

(a) keep at the principal office of the Association, or such other place as the Board of Directors may order, the minutes of the meetings of the Shareholders, the Board of Directors, and the committees of the Association in one or more books provided for that purpose;

(b) attest and keep at the principal office of the Association the original or a copy of these Bylaws as amended or otherwise altered to date;

(c) keep the original or a copy of the Articles of Association certified by the Secretary of State of Texas, with all amendments thereof to date in the minute book of the Association;

(d) assure that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(e) be custodian of the corporate records and of the seal of the Association and assure that the seal of the Association is affixed to all documents the execution of which on behalf of the Association under its seal is duly authorized;

(f) keep at the principal office of the Association a share register or duplicate share register showing the names of the Shareholders and their addresses (which shall be furnished to the Secretary by each Shareholder);

(g) sign with the President, or a Vice President, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors;

(h) have general charge of the share transfer books of the Association;

(i) perform any and all other duties described in these Bylaws;

(j) be responsible for assuring compliance with applicable law regarding the preparation and furnishing of documentation concerning restrictions on transferability of the Association’s shares;

(k) assure that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(l) in general perform all duties as from time to time may be assigned to him by a Senior Officer or by the Board of Directors.

6.11 Treasurer. The Treasurer shall:

(a) have charge and custody of and be responsible for all funds and securities of the Association;

(b) keep full and accurate accounts of receipts and disbursements in the corporate books;

(c) deposit all money and other valuables in the name and to the credit of the Association in such depositories as may be designated by the Board of Directors;

(d) disburse the, funds of the Association as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements;

(e) render to the Senior Officers and the Board of Directors at the regular meetings of the Board of Directors, or whenever any one or more of the Senior Officers or the Board of Directors requires it, an account of all his transactions as Treasurer and of the financial condition of the Association;

(f) render a full financial report at the annual meeting of the Shareholders, if so requested;

(g) be furnished by all officers and agents, at his request, such reports and statements as he may require as to all financial transactions of the Association; and

(h) in general, perform all of the duties as from time to time may be assigned to him by a Senior Officer or the Board of Directors.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

6.12 Assistant Secretaries. The assistant secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Association, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary or by a Senior Officer or by the Board of Directors.

6.13 Assistant Treasurers. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Treasurer or by a Senior Officer or by the Board of Directors.

6.14 Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because he is also a Director.

6.15 Sureties and Bonds. The Board of Directors may require any officer or agent of the Association to execute in favor of the Association a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Association and including responsibility for negligence and for the accounting for all property, funds or securities of the Association which may come into his hands.

ARTICLE 7

INDEMNIFICATION; INSURANCE

7.01 Indemnification. The Association shall indemnify any person who is or was a Director or officer of the Association and any person who serves or served at the Association’s request as a director, officer, employee; agent, partner, or trustee of another association or of a corporation, partnership, joint venture, trust, or other enterprise to the fullest extent permitted by the Texas Business Corporation Act, as presently constituted and hereafter amended, but such indemnification shall not be deemed exclusive of any other rights to which any Director or officer may be entitled. Any indemnification of or advance of expenses to any such person shall be reported in writing to the Shareholders with or before the notice or waiver of notice of the next meeting of the Shareholders or with or before the next submission to the Shareholders of a consent to action without a meeting pursuant to Section 9.02 hereof, and, in any case, within the twelve (12) month period immediately following the date of indemnification or advance.

7.02 Insurance. The Association may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Association or any person who serves or served at the Association’s request as a director, officer, employee, agent, partner, or trustee of another association or of a corporation, partnership, joint venture, trust, or other enterprise as permitted by the Texas Business Corporation Act, as presently constituted and hereafter amended.

ARTICLE 8

ISSUANCE AND TRANSFER OF SHARES

8.01 Certificates for Shares. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Association as issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the President or a Vice President and the Secretary or an assistant secretary and may be sealed with the seal of the Association or a facsimile thereof. If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Association or an employee of the Association) the signature of any officer may be a facsimile.

8.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons who are duly licensed or otherwise legally qualified to practice medicine in the State of Texas as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

8.03 Payment for Shares.

(a) The consideration for the issuance of shares may consist of any tangible or intangible benefit to the Association, including cash, promissory notes, services performed, contracts for services to be performed, or securities of the Association.

(b) In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c) When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

(d) The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

8.04 Issuance and Transfer of Shares. Shares may only be issued or transferred to individuals who are duly licensed or otherwise legally authorized to practice medicine in the State of Texas. Shares of ownership shall be transferable only on the books of the Association by the holder thereof in person or by his duly authorized attorney. Prior to the issuance of a certificate or a new certificate representing shares of ownership of the Association, each person entitled to such certificate shall prove to the satisfaction of the Board of Directors that he is, duly licensed or otherwise legally qualified to practice medicine in the State of Texas and that any transfer of shares is in accordance with any restrictions applicable to such shares by agreement or otherwise. Upon surrender to the Association or the transfer agent of the Association of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Association to issue a new certificate to the person entitled thereto and to cancel the old certificate. Each such transfer shall be entered on the transfer book of the Association which shall be kept at its principal office. Upon the closing of the share transfer books or the fixing of the record date, no transfer shall be made until after the purpose for which the share transfer books were closed or the record date fixed has been realized.

8.05 Registers Shareholders. The Association shall be entitled to treat the holder of record of any share as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

8.06 Lost, Stolen or Destroyed Certificates. The Association shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

(b) requests the issuance of a new certificate before the Association has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c) if required by the Association, gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Association may direct, to indemnify the Association (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(d) satisfies any other reasonable requirements imposed by the Association.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Association within a reasonable time after he has notice of such loss, destruction or taking, and the Association registers a transfer of shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Association for the transfer or for a new certificate.

8.07 Registration of Transfer. The Association shall register the transfer of a certificate for shares presented to it for transfer if:

(a) the certificate is properly endorsed by the registered owner or his duly authorized attorney in fact;

(b) the signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange (unless such guarantee is waived in writing by the Association), and reasonable assurance is given that such endorsements are effective;

(c) the Association has no notice of an adverse claim or has discharged any duty to inquire into such a claim;

(d) there has been compliance with any applicable law relating to the collection of taxes; and

(e) the Board of Directors has been provided evidence to its satisfaction that the transferee is an individual duly licensed or otherwise legally authorized to practice medicine in the State of Texas.

8.08 Preemptive Rights. No Shareholder or other person shall have any preemptive right whatsoever.

8.09 Restrictive Legends. Any restriction on preemptive rights of the Shareholders and any restrictions on the transfer, or registration of transfer, of shares of stock of the Association shall be set forth or referred to on each certificate representing shares so restricted in the manner hereinafter set forth. Each certificate representing shares so restricted shall:

(a) conspicuously set forth a full or summary statement of the restriction on the face of the certificate; or

(b) set forth such statement on the back of the certificate and conspicuously refer to the same on the front of the certificate; or

(c) conspicuously state on the face or back of the certificate that such restriction exists pursuant to a specified document and either:

(1) that the Association will furnish to the recordholder of the certificate a copy of the specified document without charge upon written request to the Secretary at the Association’s principal office; or

(2) if such document is one required or permitted to be and has been filed under the Texas Business Association Act, as presently constituted and hereafter amended, that such specified document is on file in the office of the Secretary of State of Texas and contains a full statement of such restriction.

Each certificate representing shares of ownership of the Association shall bear the following legend:

The shares represented by this certificate shall not be transferred, sold, assigned, pledged, or, hypothecated except to an individual, who is duly licensed or otherwise legally authorized stop practice medicine in the State of Texas.

ARTICLE 9

TELEPHONE PARTICIPATION IN MEETINGS;

ACTIONS WITHOUT A MEETING

9.01 Telephone Participation in Meetings. The Shareholders, the Directors, or the members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Shareholders, Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this Section 9.01 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A meeting held under this Section 9.01 is subject to the same notice and other requirements to which any other meeting of the Shareholders, the Board of Directors, or a committee, as the case may be, is subject.

9.02 Actions Without a Meeting. Any action required by law or these Bylaws to be taken at a meeting of the Shareholders, the Board of Directors or any committee, or any action which may be taken at a meeting of the Shareholders, the Board of Directors, or a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, the Directors, or the members of the committee, as the case may be. Any such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each Shareholder, Director, or member of the committee, as the case may be, signs a counterpart of the consent.

ARTICLE 10

ASSOCIATION RECORDS

10.01 Minute Book. The Association shall keep at the principal office, or such other place as the Board of Directors may order, a minute book containing:

(a) the Articles of Association;

(b) the Bylaws;

(c) any statements of change of registered office or registered agent;

(d) all of the minutes of all meetings of the Shareholders, the Board of Directors, and the committees of the Association; and

(e) all of the signed consents of the Shareholders, the Board of Directors, and the committees of the Association.

All minutes and consents shall be placed in such minute book, or, if a number of counterparts of any such consents are signed by the Directors, the Shareholders, or the members of the committee, as the case may be, one full copy of the consents and the signature pages for the other counterparts shall be placed in the minute book. All references in these Bylaws to meetings of the Board of Directors, the Shareholders, or the committees of the Association shall also refer to actions taken by consent, and all references in these Bylaws to minutes of meetings shall also refer to signed, written consents.

10.02 Books of Account. The Association shall keep correct and complete books and records of account of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares.

10.03 Share Register. The Association shall keep at the principal office, or at the office of the transfer agent, a share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Association on an information storage device such as electronic data processing equipment provided that the equipment is capable of reproducing the information in clearly legible form for purposes of inspection.

ARTICLE 11

GENERAL PROVISIONS

11.01 Fiscal Year. The fiscal year of the Association shall be established by resolution of the Board of Directors and may be changed by resolution of the Board of Directors.

11.02 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Association, shall be signed by such officer or officers, agent or agents of the Association and in such manner as shall from time to time be determined by resolutions of the Board of Directors, which resolutions may be adopted on forms prescribed and/or provided by depositories.

11.03 Dividends. The Board of Directors may, from time to time declare, and the Association may pay, dividends on its outstanding shares in such amounts and in a manner and upon terms and conditions consonant with applicable law and the Articles of Association.

11.04 Amendment of Bylaws. These Bylaws may be altered, amended or repealed and new bylaws adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of the Board of Directors.

11.05 Seal. The Board of Directors shall, by appropriate resolution, designate a corporate seal which shall be circular in form and have inscribed thereon the name of the Association and either the State of Texas or the city of its principal office.

11.06 Notices; Waiver of Notices. Notices delivered personally shall be deemed to be delivered upon actual receipt. Mailed notices shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. Notices given by telegram shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice is required to be given to any Shareholder or Director, a waiver thereof in writing signed by the Shareholder or the Director entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice to such Shareholder or Director.

11.07 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as reasonable and possible (a) the remainder of these Bylaws shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

11.08 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

The foregoing Bylaws were adopted by resolution of the Board of Directors the 24th day of August 1995.

/s/ Gilbert L. Drozdow, M.D.
Gilbert L. Drozdow, M.D., President

ATTEST:

/s/ Steven M. Sheinman, M.D.
Steven M. Sheinman, M.D., Secretary